Registration Rights Agreement



                           Dated As of August 7, 1997


                                      among


                         Wright Medical Technology, Inc.

                                       and

                               the Initial Holders

                                     of its

                 11 3/4 % Series C Senior Secured Step-Up Notes,

                                due July 1, 2000

                          REGISTRATION RIGHTS AGREEMENT


                THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of August 7, 1997, among WRIGHT MEDICAL TECHNOLOGY, INC., a Delaware corporation (the "Company"), and the INITIAL HOLDERS of the Company's 11 3/4 % Series C Senior Secured Step-Up Notes due July 1, 2000 signatory hereto (collectively, the "Initial Holders").

                This Agreement is made in connection with the Company's offer to the holders of the Company's $85 million principal amount Series B Senior Secured Notes due July 1, 2000 (the "Old Notes") to exchange the Old Notes for $85 million principal amount Series D Senior Secured Step- Up Notes due July 1, 2000 (the "New Notes"). The terms of this offer (the "Exchange Offer") are set forth in an Exchange of Offer and Exit Consent Solicitation dated July 9, 1997. To induce the Initial Holders to participate in the Exchange Offer, the Company has agreed to provide to the Initial Holders and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the consummation of the Exchange Offer.

               In consideration of the foregoing, the parties hereto agree as follows:

               1. Definitions.

               As used in this Agreement, the following capitalized defined terms shall have the following meanings:

               "1933 Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

               "1934 Act" shall mean the Securities Exchange Act of l934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

               "Business Days" shall mean any day other than (i) Saturday or Sunday, or (ii) a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

               "Closing Date" shall mean August 7, 1997.

               "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

               "Delay Period" shall have the meaning set forth in Section 3(k).

               "Depository" shall mean The Depository Trust Company, or any other depository appointed by the Company, provided, however, that such depository must have an address in the Borough of Manhattan, in the City of New York.

               "Event Date" shall have the meaning set forth in Section 2.4(a).

               "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

               "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

               "Exchange Period" shall have the meaning set forth in Section 2.1 hereof.

               "Holder" shall mean an Initial Holder, for so long as it owns any Registrable New Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable New Notes under the Indenture.

               "Indenture"  shall mean the Indenture  relating to the New Notes, dated as of the date hereof, between the Company and State Street Bank and Trust Company, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

               "Initial Holder" shall have the meaning set forth in the preamble.

               "Liquidated  Damages  Amount" shall have the meaning set forth in
          Section 2.4(a).

          "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable New Notes; provided that whenever the consent or approval of Holders of a specified percentage of Registrable New Notes is required hereunder, Registrable New Notes held by the Company and other obligors on the New Notes or any Affiliate (as defined in the Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Participating Broker-Dealer" shall mean any broker-dealer which makes a market in the New Notes and exchanges Registrable New Notes in the Exchange Offer for Registered New Notes.

          "Person" shall mean an individual, trustee, joint stock company, joint venture, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof, union, business association, firm or other entity.

          "Prospectus" shall mean the prospectus included in a Registration Statement, including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1933 Act, as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable New Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein or deemed to be incorporated by reference in the prospectus.

          "Registered Exchange Offer" shall mean the exchange offer by the Company of Registered Exchange New Notes for Registrable New Notes pursuant to Section 2.1 hereof.

          "Registered New Notes" shall mean the 11 3/4 % Series D Senior Secured Step-Up Notes due 2000 issued by the Company under the Indenture containing terms identical to the New Notes in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of in exchange for Registrable New Notes pursuant to the Registered Exchange Offer.

          "Registrable New Notes" shall mean the New Notes; provided, however, that New Notes shall cease to be Registrable New Notes when (i) a Registration Statement with respect to such New Notes shall have been declared effective under the 1933 Act and such New Notes shall have been disposed of pursuant to such

     Registration Statement, (ii) such New Notes have been sold to the public pursuant to Rule l44 (or any similar provision then in force, but not Rule
     144A) under the 1933 Act, (iii) such New Notes shall have ceased to be outstanding or (iv) the Registered Exchange Offer is consummated (except in the case of New Notes purchased from the Company and continued to be held by the Holders described in Section 2.2(iii)).

          "Registration Default" shall have the meaning set forth in Section 2.4(a).

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or NASD registration and filing fees (but not including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any holder of Registrable New Notes in accordance with the rules and regulations of the NASD), (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registered New Notes or Registrable New Notes and any filings with the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable New Notes on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and disbursements of one special counsel representing the Holders of Registrable New Notes in connection with a Shelf Registration, such special counsel to be selected by the Majority Holders and (ix) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of New Notes and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting, brokerage, finder's or similar fees, discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable New Notes by a Holder.

          "Registration Statement" shall mean any registration statement of the Company which covers any of the Registered New Notes or Registrable New Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein or deemed to be incorporated by reference in such registration statement.

          "Rule 144" shall mean Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC.

          "Rule 144A" shall mean Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

          "Rule 415" shall mean Rule 415 under the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          "SEC" shall mean the Securities and Exchange Commission.

          "Shelf  Registration"  shall mean a registration  effected pursuant to
     Section 2.2 hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2.2 of this Agreement which covers all of the Registrable New Notes on an appropriate form under Rule 415, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "TIA" shall mean the Trust Indenture Act of 1939, as amended.

          "Trustee" shall mean the trustee with respect to the New Notes under the Indenture.

          "Underwritten Registration or Underwritten Offering" shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

          2. Registration Under the 1933 Act.

          2.1 Registered Exchange Offer. The Company shall (A) prepare and, as soon as practicable but not later than 30 days following the Closing Date, file with the SEC an Exchange Offer Registration Statement on an appropriate form under the 1933 Act with respect to a proposed Registered Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable New Notes, a like aggregate principal amount of Registered New Notes, (B) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 90 days following the Closing Date,
(C) use its reasonable best efforts to keep the Exchange Offer Registration Statement effective until consummation of the Registered Exchange Offer pursuant to its terms and (D) unless the Registered Exchange Offer would not be permitted by a policy of the SEC, use its reasonable best efforts to cause the Registered Exchange Offer to be consummated not later than 120 days following the Closing Date. The Registered New Notes will be issued under, and entitled to the benefits of, the Indenture or a trust indenture that is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA). Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder eligible and electing to exchange Registrable New Notes for Registered New Notes (assuming that such Holder (a) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable New Notes acquired directly from the Company for its own account, (c) acquired the Registered New Notes in the ordinary course of such Holder's business and
(d) has no arrangements or understandings with any person to participate in the Registered Exchange Offer for the purpose of distributing the Registered New Notes) to transfer such Registered New Notes from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

          In connection with the Registered Exchange Offer, the Company shall:

               (a) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal that is an exhibit to the Exchange Offer Registration Statement and related documents;

               (b) keep the Registered Exchange Offer open for acceptance for a period of not less than 30 calendar days after the date notice thereof is mailed to the

Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

               (c) utilize the services of the Depository for the Registered Exchange Offer;

               (d) permit Holders to withdraw tendered Registrable New Notes at any time prior to 5:00 p.m. (Eastern Standard Time), on the last Business Day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable New Notes delivered for exchange, and a statement that such Holder is withdrawing his election to have such New Notes exchanged;

               (e) notify each Holder that any Registrable New Note not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Holders and Participating Broker-Dealers as provided herein); and

               (f) otherwise comply in all respects with all applicable laws relating to the Registered Exchange Offer.

     As soon as practicable after the close of the egistered Exchange Offer, the Company shall:

               (i) accept for exchange all Registrable New Notes validly tendered and not validly withdrawn pursuant to the Registered Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

               (ii) deliver to the Trustee for cancellation all Registrable New Notes so accepted for exchange; and

               (iii) cause the Trustee promptly to authenticate and deliver Registered New Notes to each Holder of Registrable New Notes so accepted for exchange in a principal amount equal to the aggregate principal amount of the Registrable New Notes of such Holder so accepted for exchange.

          Interest on each Registered Exchange New Note will accrue from the last date on which interest was paid on the Registrable New Notes surrendered in exchange therefor or, if no interest has been paid on the Registrable New Notes, from the date of original issuance. Each Registered Exchange New Note shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Registrable New Notes from time to time during such period. The Registered Exchange Offer shall not be subject to any conditions, other than (i) that the Registered Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC,
(ii) the due tendering of Registrable New Notes in accordance with the Exchange Offer, (iii) that each Holder of Registrable New Notes exchanged in the Registered Exchange Offer shall have represented that all Registered New Notes to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Registered Exchange Offer it shall have no arrangement or understanding with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Registered New Notes and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available, (iv) if such Holder is not a broker-dealer, that it is not engaged in and does not intend to engage in, the distribution of the Registered New Notes, (v) if such Holder is a broker-dealer that will receive Registered New Notes that were acquired as a result of market-making or other trading activities and that it will deliver a prospectus, as required by law, in connection with any resale of such Registered New Notes, and (vi) if such Holder is an affiliate of the Company, that it will comply with the registration and prospectus delivery requirements of the 1933 Act applicable to it and (vii) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Registered Exchange Offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer.

          2.2 Shelf Registration. (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Company is not permitted to effect the Registered Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason the Exchange Offer Registration Statement is not declared effective within 90 days following the original issue of the Registrable New Notes or the Registered Exchange Offer is not consummated prior to 120 days after the original issue of the Registrable New Notes, or (iii) if a Holder is not permitted by applicable law to participate in the Registered Exchange Offer based upon written advice to counsel to the effect that such Holder may not legally be able to participate in the Registered Exchange Offer or if a Holder elects to participate in the Registered Exchange Offer but does not receive fully tradable Registered New Notes pursuant to the Registered Exchange Offer, the Company shall, at its cost:

          (a) As promptly as practicable, file with the SEC, and thereafter shall use its reasonable best efforts to cause to be declared effective as promptly as practicable, a Shelf Registration Statement relating to the offer and sale of the Registrable New Notes by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement.

          (b) Use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the SEC, or for such shorter period that will terminate when all Registrable New Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable New Notes.

          (c) Notwithstanding any other provisions hereof, use its reasonable best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

          The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable New Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

     The Company agrees (i) not to effect any public or private offer, sale or distribution of its debt securities, or any other security convertible into or exchangeable or exercisable for such debt securities, including a sale pursuant Regulation D under the 1933 Act, during the 10-day period prior to, and during the 90-day period beginning on, the closing date of each underwritten offering made pursuant to the Shelf Registration Statement, to the extent timely notified in writing by the underwriter(s) (except as part of such registration, if permitted, or pursuant to registration on Forms S-4 or S-8 or any successor form to such Forms) and (ii) to cause each holder of its privately placed debt securities, or any other security convertible into or exchangeable or exercisable for such debt securities purchased from the Company at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the 1933 Act (except as part of such underwritten offering, if permitted).

          2.3 Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holders Registrable New Notes pursuant to the Shelf Registration Statement.

          2.4  Liquidated Damages.

               (a) The Company acknowledges and agrees that the holders of Registrable New Notes will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if the Company fails to fulfill its obligations hereunder. Accordingly, in the event of such failure, the Company agrees to pay liquidated damages to each Holder under the circumstances and to the extent set forth below:

                        (i) if the Exchange Offer Registration Statement has not been filed with the SEC on or prior to 30 days after the date hereof; or

                        (ii) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to 90 days after the date hereof; or

                         (iii) if the  Company  has not  accepted  for  exchange
Registered New Notes for all New Notes validly tendered in accordance with the terms of the Exchange Offer within 30 days after the date on which an Exchange Offer Registration Statement is declared effective by the SEC; or

                         (iv) if a Shelf  Registration  is  filed  and  declared
effective by the SEC but thereafter ceases to be effective without being succeeded within 30 days by a subsequent Shelf Registration filed and declared effective;

(each of the foregoing a "Registration Default," and the date on which the Registration Default occurs being referred to herein as an "Event Date").

     Upon the occurrence of any Registration Default, the Company shall pay, or cause to be paid, in addition to amounts otherwise due under the Indenture and the Registrable New Notes, as liquidated damages, and not as a penalty, to each holder of a Registrable New Note, an additional amount (the "Liquidated Damages Amount") equal to, during the first 90-day period immediately following the Event Date, .50% per annum on the principal amount of Registrable New Notes held by such holder, increasing by an additional .50% per annum at the beginning of each subsequent 90- day period up to a maximum of 2.0% per annum; provided that such liquidated damages will, in each case, cease to accrue (subject to the occurrence of another Registration Default) on the date on which all Registration Defaults have been cured. A Registration Default under clause (i) above shall be cured on the date that the Exchange Offer Registration Statement is filed with the SEC; a Registration Default under clause (ii) above shall be cured on the date that the Exchange Offer Registration Statement is declared effective by the SEC; a Registration Default under clause (iii) above shall be cured on the earlier of the date (A) the Exchange Offer is consummated with respect to all Old Notes validly tendered or (B) the Company delivers notice of the consummation of the Exchange Offer to the Holders; and a Registration Default under clause (iv) above shall be cured on the earlier of (A) the date on which the applicable Shelf Registration is no longer subject to an order suspending the effectiveness thereof or proceedings relating thereto or (B) a subsequent Shelf Registration is declared effective.

               (b) The Company shall notify the Trustee within five Business Days after each Event Date. The Company shall pay the liquidated damages due on the Registrable New Notes by depositing with the Trustee, in trust, for the benefit of the Holders thereof, by 12:00 noon, New York City time, on or before the applicable semi-annual interest payment date for the Registrable New Notes, immediately available funds in sums sufficient to pay the liquidated damages then due. The liquidated damages amount due shall be payable on each interest payment date to the Holder entitled to receive the interest payment to be made on such date as set forth in the Indenture.

           2.5 Effectiveness.

               (a) Subject to the following Section 2.5(b), the Company will be deemed not to have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the holders of Registrable New Notes covered thereby not being able to exchange or offer and sell such Registrable New Notes during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

               (b) Notwithstanding the foregoing Section 2.5(a), subject to the Holders rights under Section 2.4, if the Board of Directors of the Company, in its good faith judgment, determines that the Registered Exchange Offer should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company or any of its subsidiaries (a "Valid Business Reason"), (x) the Company may postpone filing a registration statement relating to the Registered Exchange Offer until such Valid Business Reason no longer exists, but in no event for more than three months, and (y) in case a registration statement has been filed relating to the Registered Exchange Offer, the Company may cause registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until such Valid Business Reason no longer exists, but in no event for more than three months (such period of postponement or withdrawal under sub clause (x) or (y) of this Section 2.5(b), the "Postponement Period"); and the Company shall give the Trustee and the Holders written notice of its determination to postpone or withdraw the Registered Exchange Offer and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof provided, however, that any such postponement or withdrawal shall be subject to the payment by the Company of liquidated damages pursuant to Section 2.4 hereof.

     The Holders agree that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (y) above, the Holders will discontinue any disposition of Registrable New Notes pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holders possession of the prospectus covering such Registrable New Notes that was in effect at the time of receipt of such notice. If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than three months after the date of the postponement or withdrawal), use its best efforts to effect the registration under the Securities Act of Registrable New Notes covered by the withdrawn or postponed registration statement.

               (c) An Exchange Offer Registration  Statement pursuant to Section
2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the Exchange Offer, the Exchange Offer Registration Statement or offering of Registrable New Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable New Notes pursuant to such Registration Statement may legally resume.

          3. Registration Procedures.

          In connection with the obligations of the Company with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Company shall:

          (a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable New Notes by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement continuously effective for the time periods required hereby; and cause each Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the 1933 Act and comply with the provisions of the 1933 Act and the 1934 Act applicable to them with respect to the disposition of all New Notes covered by such Registration Statement, as so amended, or in such Prospectus, as so supplemented, in accordance with the intended methods of distribution by the selling Holders set forth in such Registration Statement or Prospectus as so amended;

          (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable New Notes, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable New Notes is being filed and advising such Holders that the distribution of Registrable New Notes will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable New Notes and to each underwriter of an underwritten offering of Registrable New Notes, if any, without charge, as many copies of each Registration Statement, Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable New Notes; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable New Notes in connection with the offering and sale of the Registrable New Notes covered by the Prospectus or any amendment or supplement thereto;

          (d) use its reasonable best efforts to register or qualify the Registrable New Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable New Notes covered by a Registration Statement and each underwriter of an underwritten offering of Registrable New Notes shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable New Notes owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

          (e) notify promptly each Holder of Registrable New Notes under a Shelf Registration or any Participating Broker-Dealer who has notified the Company that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating
Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable New Notes covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related

Prospectus or any document incorporated or deemed to be incorporated by reference untrue in any material respect or which requires the making of any changes in such Registration Statement, Prospectus or document in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable New Notes or the Registered New Notes, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (f) (A) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential
"underwriter" status of any Participating Broker-Dealer that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Registered New Notes to be received by such Participating Broker-Dealer in the Registered Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Company and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such Participating Broker-Dealer who receives Registered New Notes for Registrable New Notes pursuant to the Registered Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Registered New Notes, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Registered New Notes covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Registered Exchange Offer (x) the following provision:

          "If the exchange offeree is a broker-dealer holding Registrable New Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Registered New Notes received in respect of such Registrable New Notes pursuant to the Registered Exchange Offer;" and

(y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable New Notes, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

              (B) in the case of any Exchange Offer Registration Statement or Shelf Registration, the Company agrees to deliver to the Holders upon the effectiveness of the Registered Exchange Offer Registration Statement or Shelf Registration (i) an opinion of counsel substantially in the form attached hereto as Exhibit A, (ii) an officers' certificate substantially in the form customarily delivered in a public offering of debt securities and (iii) a comfort letter in customary form if permitted by Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants (or if such a comfort letter is not permitted, an agreed upon procedures letter in customary form);

          (g) (i) in the case of a Registered Exchange Offer, furnish counsel for the Holders and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable New Notes copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

          (i) in the case of a Shelf Registration, furnish to each Holder of Registrable New Notes, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

          (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable New Notes to facilitate the timely preparation and delivery of certificates representing Registrable New Notes to be sold and not bearing any restrictive legends; and enable such Registrable New Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable New Notes;

          (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v) and 3(e)(vi)
hereof, use its best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable New Notes or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that once the Shelf Registration Statement has been declared effective the
Company  may  delay  effecting  or  causing  to  be  effected  a  supplement  or post-effective amendment to the Registration Statement or the related Prospectus, for a period (the "Delay Period") (i) not to exceed 30 days during the period beginning 121 days after the original issue of the New Notes and ending 365 days after the original issue of the New Notes, (ii) not to exceed 90 days during the 365-day period beginning after the first anniversary of the original issue of the New Notes and (iii) not to exceed 90 days during the 365-day period beginning after the second anniversary of the original issue of the New Notes; provided, further, that the Company shall notify the Holders in writing both of its intention to effect such delay and of the date on which such supplement or post-effective amendment has been filed with the SEC or declared effective, as the case may be and the Company shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days in any Delay Period;

          (l) in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Holders; and make representatives of the Company as shall be reasonably requested by the Holders of Registrable New Notes, available for discussion of such document;

          (m) obtain a CUSIP number for all Registered New Notes or Registrable New Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Registered New Notes or the Registrable New Notes, as the case may be, in a form eligible for deposit with the Depositary;

          (n) (i) provide an indenture trustee for the Registered New Notes or the Registrable New Notes, as the case may be, and cause the Indenture (or other indenture relating to the Registrable New Notes) to be qualified under the TIA not later than the effective date of the first Registration Statement, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (o) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable New Notes and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

               (i) make such representations and warranties to the Holders of such Registrable New Notes and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

               (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable New Notes being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of New Notes or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

               (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable New Notes (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

               (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable New Notes, which agreement shall be in form, substance and scope customary for similar offerings;

               (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions;

               (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable New Notes being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company; and

               (vii) use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the New Notes for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible time.

The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

          (p) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable New Notes and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Inspectors;

          (q) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable New Notes, to the Initial Holders, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable New Notes, if any, and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Holders of Registrable New Notes, or any underwriter;

          (r) in the case of a Shelf Registration, use its best efforts to cause all Registrable New Notes to be listed on any Securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable New Notes, if any;

          (s) in the case of a Shelf Registration, use its reasonable best efforts to cause the Registrable New Notes to be rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable New Notes, if any;

          (t) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder or any similar rule promulgated under the 1934 Act;

          (u) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

          (v) upon consummation of a Registered Exchange Offer, obtain a customary opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable New Notes participating in the Registered Exchange Offer, and which includes an opinion that (i) the Company has duly authorized, executed and delivered the Registered New Notes and the related indenture, and (ii) each of the Registered New Notes and related indenture constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (with customary exceptions).

          In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable New Notes to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable New Notes as the Company may from time to time reasonably request in writing.

          In the case of a Shelf Registration Statement, each Holder and each Participating Broker-Dealer agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable New Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holders possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable New Notes current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable New Notes pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, the Company shall be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during such period of suspension provided that the Company shall use its reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

          In the event that the Company fails to effect the Registered Exchange Offer or file any Shelf Registration Statement and maintain the effectiveness of any Shelf Registration Statement as provided herein, the Company shall not file any Registration Statement with respect to any debt securities of the Company other than Registrable New Notes and debt securities issued or issuable by the Company and registered pursuant to Form S-4 under the 1933 Act or issuable under an employee benefit plan of the Company and registered pursuant to Form S-8 under the 1933 Act.

          If any of the Registrable New Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable New Notes included in such offering and shall be reasonably acceptable to the Company. No Holder of Registrable New Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable New Notes on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          (w) As a condition to its participation in a Registered Exchange Offer pursuant to the terms of this Agreement, each Holder of Registrable New Notes shall furnish, upon the request of the Company, prior to the consummation thereof, a written representation to the Company that it is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Registered Exchange Notes to be issued in the Exchange Offer and that it is acquiring the Registered Exchange Notes in its ordinary course of business and shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (x) could not rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available April 13, 1989) and similar no-action letters (including any no-action letter by the Company in connection with the transactions contemplated hereby), (y) must comply with registration and prospectus delivery requirements of the 1933 Act in connection with a secondary resale transaction, and (z) that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K.

          4. Indemnification; Contribution.

          (a) The Company agrees to indemnify and hold harmless each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an "Underwriter") and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act and the officers, directors, partners, employees, representatives of each such Holder, Participating Broker-Dealer and Underwriter to the fullest extent lawful, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Registered New Notes or

Registrable New Notes were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or form of prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing, pursuing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).



        (b) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the other Holders and any Underwriter and the other selling Holders, and each of their respective directors and officers (including each officer of the Company who signed the Registration Statement), agents and employees and each Person, if any, who controls the Company, the other Holders or any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the directors, officers, agents or employees of such controlling persons, to the fullest extent lawful, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus or form of prospectus included therein (or any amendment or supplement thereto) or in any preliminary prospectus in reliance upon and in conformity with written information relating to such Holder furnished by such Holder to the Company expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus or form of prospectus (or any amendment or supplement thereto) or in any preliminary prospectus; provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable New Notes pursuant to such Shelf Registration Statement.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.


          (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 4 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Holders shall have a joint and several obligation to contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holders; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. As between the Company and the Holders, the Company and the applicable Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportions as shall be appropriate to reflect the relative benefits received by the Company and the Holders, from the offering of the New Notes, the Registered New Notes and the Registrable New Notes (taken together) included in such offering as well as any other relevant equitable considerations. The Company and the Holders of the Registrable New Notes agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the relevant equitable considerations. In no event shall a Holder be required to contribute any amount in excess of the amount by which proceeds received by such Holder from sales of Registrable New Notes exceeds the amount of damages that such Holder has otherwise been required to pay or has paid by reason of such untrue statements or omissions, or alleged untrue statements or omissions. For purposes of this Section 4, each Person, if any, who controls a Holder within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company, as the case may be.

          5. Miscellaneous.

          5.1 Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, it will upon the request of any

Holder of Registrable New Notes (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable New Notes may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable New Notes without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable New Notes, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          5.2 Underwritten Registrations. If any of the Registrable New Notes covered by any Shelf Registration are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders and shall be reasonably acceptable to the Company.

          No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holders Registrable New Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          5.3 Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          5.4 No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable New Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the

Holders hereunder do not in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          5.5 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding
Registrable New Notes affected by such amendment, modification, supplement, waiver or departure, excluding Registrable New Notes held by the Company and other obligors on the New Notes and any Affiliate (as defined in the Indenture) of the Company. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority in aggregate principal amount of the Registrable New Notes being sold by such Holders pursuant to such Registration Statement, provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

          5.6 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 5.4, which address initially is the address set forth on the signature pages hereof with respect to the Initial Holders; and (b) if to the Company, initially at the Company's address set forth on the signature pages hereof, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

          5.7 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Registrable New Notes, in any manner, whether by operation of law or otherwise, such Registrable New Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable New Notes such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, and such person shall be entitled to receive the benefits hereof.

          5.8 Third Party Beneficiaries. Each Holder of Registrable New Notes not a party hereto shall be a third party beneficiary to the agreements made hereunder and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

          5.9 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5.10 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          5.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

          5.12 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     WRIGHT MEDICAL TECHNOLOGY, INC.


                                     ------------------------------------
                                     By:
                                            Name:
                                            Title:


Confirmed and accepted as
  of the date first above
  written:


-------------------------------------
[Type or print name of Initial Holder]



-------------------------------------
By:
      Name:
      Title:
      Address:

                                                             Exhibit A


                           Form of Opinion of Counsel



Ladies and Gentlemen:

         We are acting as special counsel for Wright Medical Technology, Inc., a Delaware corporation (the "Company"), in connection with the issuance by the Company to the Initial Holders (as defined below) of $85,000,000 aggregate principal amount of Series D 11 3/4% Senior Secured Step-Up Notes Due 2000 (the "New Notes") of the Company pursuant to an exchange offer effected pursuant to the Registration Rights Agreement (the "Registration Rights Agreement"), dated August __, 1997, between the Company and the institutions set forth on Annex I (the "Initial Holders"). This opinion is furnished to you pursuant to Section 3(v) of the Registration Rights Agreement. Capitalized terms used herein and not otherwise defined have the meaning set forth in the Registration Rights Agreement.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, (iii) examined such certificates of public officials, officers or other representatives of the Company, and other persons, and such other documents, and (iv) reviewed such information from officers and representatives of the Company and others, as we have deemed necessary or appropriate for the purposes of this opinion.

         In all such examinations, we have assumed the legal capacity of all natural persons executing documents (other than the capacity of officers of the Company executing documents in such capacity), the genuineness of all signatures on original or certified copies, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy, of the representations and warranties contained in the Registration Rights Agreement and certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company, and other persons, and assumed compliance on the part of all parties to the Registration Rights Agreement with their covenants and agreements contained therein (except to the extent that we have actual knowledge of the failure by the Company to comply with a covenant or agreement contained therein).

         To the extent it may be relevant to the opinions expressed herein, we have assumed that the parties to the Registration Rights Agreement, other than the Company, have the power to enter into and perform such agreement and that such agreement has been duly authorized, executed and delivered by, and constitute the valid and binding obligation of, such parties. Capitalized terms not defined herein shall have the meanings given to them in the Registration Statement.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Registration Statement and the Prospectus (other than the financial statements, notes or schedules thereto and other financial data and supplemental schedules included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we express no opinion), comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations promulgated under the 1933 Act.

         In addition, in the course of the preparation by the Company of the Registration Statement and the Prospectus, we participated in conferences with certain of the officers and representatives of, and the independent public accountants for, the Company, at which the Registration Statement and the Prospectus were discussed. Between the date of effectiveness of the Registration Statement and the time of delivery of this letter, we attended additional conferences with certain of the officers and representatives of, and the independent public accountants for, the Company, at which the contents of the Prospectus were discussed to a limited extent. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, we are not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except insofar as such statements relate to us and except to the extent set forth in the opinion in the preceding paragraph. Subject to the foregoing and on the basis of the information gained in the performance of the services referred to above, including information obtained from officers and other representatives of, and the independent public accountants for, the Company, no facts have come to our attention that cause us to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus as of its date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. We express no view or belief, however, with respect to financial statements, schedules or notes thereto or other financial data included in or omitted from the Registration Statement or Prospectus. Also, subject to the foregoing, no facts have come to our attention in the course of proceedings described in the second sentence of this paragraph that cause us to believe that the Prospectus, as of the date and time of delivery of this letter contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. We express no view or belief, however, with respect to financial statements, schedules or notes thereto or other financial and statistical data included in or omitted from the Registration Statement or Prospectus.

         The opinions expressed herein are limited to the federal laws of the United States of America. We assume no obligations to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

         The opinions expressed herein are solely for your benefit in connection with the transactions contemplated by the Registration Rights Agreement and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.


                                Very truly yours,

                                FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                By: ___________________________________
                                        Stephen I. Glover